EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Pam Thomas
Marketing Director
210/220-4205
FOR IMMEDIATE RELEASE
November 10, 2005

Cullen/Frost to Acquire Alamo Bank of Texas
In Valley Region

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE: CFR) announced today a definitive agreement with Alamo Corporation of Texas to acquire Alamo Corporation of Texas and its subsidiary, Alamo Bank of Texas, for a cash purchase price of $87 million or $99.09 per share. The announcement was made jointly by Dick Evans, chairman and CEO of Cullen/Frost Bankers, Inc., and Allen Shields, president of Alamo Corporation of Texas. The agreement has been approved by the boards of directors of both companies and is expected to be completed in the first quarter of 2006. Consummation of the acquisition is subject to regulatory approval and the approval of the shareholders of Alamo Corporation of Texas.

Dick Evans, chairman and CEO of Cullen/Frost said, "Alamo Bank has a reputation of providing friendly, reliable service. Their approach fits right in with our commitment to relationship banking. This merger strategically expands the presence of Frost Bank in the Rio Grande Valley, a market that we have proudly served since 1995."

Allen Shields, president and CEO of Alamo Bank said, "We are pleased to join forces with Cullen/Frost. This is a great transaction for our shareholders and provides the opportunity for us to expand the range of services that we can offer to our customers while still maintaining the quality service that they deserve."

Each of the directors of Alamo Corporation of Texas, who hold in the aggregate approximately 51.1 percent of the fully diluted outstanding shares, has agreed to vote in favor of the acquisition. The acquisition is currently expected to be slightly accretive to Cullen/Frost's earnings per share in 2006.

Alamo Bank of Texas has operated in the Rio Grande Valley since 1920. The company has ten locations throughout the Valley in Alamo, Pharr, Harlingen, Weslaco, Donna, Raymondville, McAllen and Mission. At September 30, 2005 Alamo Bank of Texas had assets of $308.4 million, deposits of $271.1 million and a loan portfolio of $222.6 million. Frost Bank currently operates three Valley locations in McAllen and Harlingen.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, Texas with assets of $10.3 billion at September 30, 2005. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank, operates 84 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest national bank based in Texas and has been helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol "CFR".

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	The risk that the businesses of Cullen/Frost and Alamo Corporation of Texas will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;
w	Expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;
w	Revenues following the merger may be lower than expected;
w

Deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

w	The ability to obtain governmental approvals of the merger on the proposed terms and schedule;
w	The failure of Alamo Corporation of Texas' shareholders to approve the merger;
w

Local, regional, national and international economic conditions and the impact they may have on Cullen/Frost and Alamo Corporation of Texas and their customers and Cullen/Frost's and Alamo Corporation of Texas' assessment of that impact;

w	Changes in the level of non-performing assets and charge-offs;
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
w	Inflation, interest rate, securities market and monetary fluctuations;
w	Changes in the competitive environment among financial holding companies and banks;
w	Changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which Cullen/Frost and Alamo Corporation of Texas must comply.

Additional factors that could cause Cullen/Frost's results to differ materially from those described in the forward-looking statements can be found in Cullen/Frost's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Cullen/Frost or Alamo Corporation of Texas or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Cullen/Frost and Alamo Corporation of Texas undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.